Exhibit 10.6
PLAN OF MERGER
     THIS PLAN OF MERGER, dated as of June 11, 2010, (the “Plan”) is made and entered into by and among SIGNATURE GROUP HOLDINGS, INC., a Nevada corporation (“MergerCo”), 175 N. Riverview Drive, Anaheim Hills, CA 92808 and FREMONT REORGANIZING CORPORATION, a California corporation (“FRC”), 175 N. Riverview Drive, Anaheim Hills, CA 92808. MergerCo is sometimes referred to as the “Surviving Corporation.” MergerCo and FRC are sometimes hereinafter collectively referred to as the “Constituent Corporations.” IN CONSIDERATION of the mutual covenants and agreements herein contained and for the purpose of setting forth the terms and conditions of said merger and such other provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree as follows:
ARTICLE I
MERGER AND NAME OF SURVIVING CORPORATION
     On the effective date of the merger, FRC and MergerCo shall cease to exist separately and FRC shall be merged with and into MergerCo, which is hereby designated as the Surviving Corporation, the name of which on and after the effective date of the merger shall remain “Signature Group Holdings, Inc.”.
ARTICLE II
TERMS AND CONDITIONS OF MERGER
     The terms and conditions of the merger are (in addition to those set forth elsewhere in this Plan) as follows:
     (a) On the effective date of the merger:
          (1) FRC shall be merged into MergerCo to form a single corporation, and MergerCo shall be and is designated herein as the Surviving Corporation.
          (2) The separate existence of FRC shall cease.
          (3) The Surviving Corporation shall have all the rights, privileges, immunities and powers, and shall be subject to all duties and liabilities of a corporation organized under the laws of the state of Nevada.
          (4) The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities and franchises of a public, as well as of a private, nature of FRC, and all property, real, personal and mixed, and all debts due of whatever account, including subscriptions to shares and all other choses in action, and all and every other interest of or belonging to or due to FRC shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed. The title to any real estate or any interest herein vested in FRC shall not revert or be in any way impaired by reason of the merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of FRC. Any claim existing or action or proceeding pending by or against FRC may be prosecuted as if the merger had not taken place, or the Surviving Corporation may be substituted in place of FRC. Neither the rights of creditors nor any liens on the property of FRC shall be impaired by the merger. Notwithstanding the foregoing, all intercompany claims and obligations of MergerCo and FRC shall be eliminated upon the effective date of the merger.
     (b) On the effective date of the merger, the board of directors of the Surviving Corporation and the members thereof shall be and consist of the members of the board of directors of MergerCo as of even date therewith, to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Nevada.
     (c) On the effective date of the merger, the officers of the Surviving Corporation shall be and consist of the officers of MergerCo as of even date therewith, such officers to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Nevada. If, on the effective date of the merger, a vacancy shall exist in the board of directors or in any of the offices of the Surviving Corporation, such vacancy may be filled in the manner provided in the bylaws of the Surviving Corporation and the laws of the state of Nevada.
ARTICLE III
MANNER AND BASIS OF CONVERTING SHARES OF STOCK
     The shares of FRC shall be surrendered to and cancelled by the Surviving Corporation upon the effective date of the merger. The shares of MergerCo common stock issued and outstanding shall remain issued and outstanding as shares of common stock of the Surviving Corporation.
ARTICLE IV
ARTICLES OF INCORPORATION AND BYLAWS
     (a) The articles of incorporation of MergerCo, shall, on the merger becoming effective, constitute the articles of incorporation of the Surviving Corporation, unless and until amended in the manner provided by law.
     (b) The bylaws of MergerCo shall, on the merger becoming effective, be and constitute the bylaws of the Surviving Corporation until amended in the manner provided by law.
ARTICLE V
OTHER PROVISIONS WITH RESPECT TO MERGER
     This Plan shall be submitted to the board of directors and shareholders of FRC and to the board of directors of MergerCo to the extent required by the laws of the states of Nevada and California, as applicable. After the approval or adoption of this Plan in accordance with the requirements of the laws of the states of Nevada and California, as applicable, all required documents shall be executed, acknowledged, certified, filed and recorded in accordance with all requirements of the states of Nevada and California, as applicable.

ARTICLE VI
APPROVAL AND EFFECTIVE DATE OF THE MERGER;
MISCELLANEOUS MATTERS
     (a) In order to aid the parties in establishing a date certain for effectiveness of the merger for accounting and other purposes, the merger shall be deemed to have become effective on filing of articles of merger, setting forth the information required by and executed and certified in accordance with the laws of the states of Nevada and California with the Secretary of State of the State of Nevada and with the Secretary of State of the State of California, and each such office shall have issued a certified copy reflecting such filing.
     (b) If, at any time, the Surviving Corporation shall deem or be advised that any further grants, assignments, confirmations or assurances are necessary or desirable to vest, perfect or confirm title in the Surviving Corporation, of record or otherwise, to any property of FRC acquired or to be acquired by, or as a result of, the merger, the officers and directors of FRC or any of them shall be severally and fully authorized to execute and deliver any and all such deeds, assignments, confirmations and assurances and to do all things necessary or proper, so as to best prove, confirm and ratify title to such property in the Surviving Corporation and otherwise carry out the purposes of the merger and the terms of this Plan.
     (c) For the convenience of the parties and to facilitate the filing and recording of this Plan, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument and all such counterparts together shall be considered one instrument.
     (d) This Plan cannot be altered or amended except pursuant to an instrument in writing signed on behalf of the parties hereto.

     IN WITNESS WHEREOF, each Constituent Corporation has caused this Plan to be executed, all as of the date first above written.

SIGNATURE GROUP HOLDINGS, INC.
By:	/s/ Richard A. Sanchez
Name:	Richard A. Sanchez
Title:	Interim President and Interim Chief Executive Officer

FREMONT REORGANIZING CORPORATION
By:	/s/ Richard A. Sanchez
Name:	Richard A. Sanchez
Title:	President and Chief Executive Officer